Exhibit 99.7

NOTICE OF GUARANTEED DELIVERY

for Shares of Common Stock of

THE DOW CHEMICAL COMPANY

Pursuant to the Offer to Exchange All Shares of Common Stock of

BLUE CUBE SPINCO INC.

Which Are Owned by The Dow Chemical Company

and Will Be Converted into Shares of Common Stock of

OLIN CORPORATION

for

Shares of Common Stock of The Dow Chemical Company

Pursuant to the Prospectus—Offer to Exchange, dated             , 2015

(Not to be used for signature guarantees)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 8:00 A.M., NEW YORK CITY TIME ON             , 2015, UNLESS THE EXCHANGE OFFER IS EXTENDED OR TERMINATED. SHARES OF COMMON STOCK OF THE DOW CHEMICAL COMPANY TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

This Notice of Guaranteed Delivery, or a substantially equivalent form, must be used to accept the exchange offer, as set forth in the Prospectus—Offer to Exchange, dated             , 2015 (the “Prospectus”), and the related letter of transmittal (the “Letter of Transmittal”), in the following circumstances:

(1)	if certificates representing shares of common stock of The Dow Chemical Company (“TDCC”), par value $2.50 per share (“TDCC common stock”), are not immediately available;

(2)	if shares of TDCC common stock or other required documents cannot be delivered to Computershare Trust Company, N.A. (the “exchange agent”) on or before the expiration of the exchange offer; or

(3)	if the procedures for book-entry transfer cannot be completed on a timely basis.

This Notice of Guaranteed Delivery may be transmitted by facsimile or mailed to the exchange agent as described in the Prospectus and must include a guarantee by a U.S. eligible institution (as defined below). Any TDCC shareholder who validly tenders (and does not properly withdraw) shares of TDCC common stock for shares of common stock of Blue Cube Spinco Inc. (“Splitco common stock”) in the exchange offer will waive their rights with respect to such shares to receive, and forfeit any rights to, Splitco common stock distributed on a pro rata basis to TDCC shareholders in the event the exchange offer is not fully subscribed. Additional information can be found in the Prospectus in the section entitled “This Exchange Offer—Terms of this Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures.” Only registered shareholders (including any participant in The Depository Trust Company whose name appears on a security position listing as the owner of shares of TDCC common stock) may submit this Notice of Guaranteed Delivery.

The exchange agent for the exchange offer is:

Computershare Trust Company, N.A.

By Mail:	By Facsimile:	By Overnight Courier:

Computershare c/o Voluntary Corporate Actions P.O. Box 43011	For U.S. eligible institutions Only: (617) 360-6810	Computershare c/o Voluntary Corporate Actions Suite V
Providence, RI 02940-3011	For Confirmation Only Telephone (781) 575-2332	250 Royall Street Canton, MA 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by a U.S. eligible institution under the instructions thereto, such signature guarantee must appear on such Letter of Transmittal in the applicable space provided in the signature box.

BY EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, YOU ARE GUARANTEEING THAT (I) IN THE CASE OF SHARES HELD IN CERTIFICATED FORM, CERTIFICATES REPRESENTING THE SHARES OF TDCC COMMON STOCK LISTED ON THIS NOTICE, (II) A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (INCLUDING ANY SIGNATURE GUARANTEES THAT MAY BE REQUIRED), OR, IN THE CASE OF SHARES DELIVERED THROUGH THE DEPOSITORY TRUST COMPANY, AN AGENT’S MESSAGE (AS DEFINED IN THE PROSPECTUS—OFFER TO EXCHANGE), AND (III) ANY OTHER REQUIRED DOCUMENTS WILL IN FACT BE DELIVERED TO THE EXCHANGE AGENT NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE THIRD NEW YORK STOCK EXCHANGE TRADING DAY AFTER THIS NOTICE OF GUARANTEED DELIVERY IS DELIVERED TO THE EXCHANGE AGENT. YOU RECOGNIZE THAT ANY TDCC SHAREHOLDER WHO VALIDLY TENDERS (AND DOES NOT PROPERLY WITHDRAW) SHARES OF TDCC COMMON STOCK FOR SPLITCO COMMON STOCK IN THE EXCHANGE OFFER WILL WAIVE THEIR RIGHTS WITH RESPECT TO SUCH SHARES TO RECEIVE, AND FORFEIT ANY RIGHTS TO, SPLITCO COMMON STOCK DISTRIBUTED ON A PRO RATA BASIS TO TDCC SHAREHOLDERS IN THE EVENT THE EXCHANGE OFFER IS NOT FULLY SUBSCRIBED. FAILURE TO COMPLETE THE ABOVE ACTIONS BY SUCH TIME COULD RESULT IN FINANCIAL LOSS TO THE U.S. ELIGIBLE INSTITUTION MAKING THIS GUARANTEE.

Ladies and Gentlemen:

The undersigned hereby tenders to The Dow Chemical Company (“TDCC”) the number of shares of TDCC common stock, par value $2.50 per share (“TDCC common stock”), set forth below, on the terms and subject to the conditions set forth in the Prospectus—Offer to Exchange dated             , 2015 (“Prospectus”) and the Letter of Transmittal, as amended or supplemented, which together constitute the offer by TDCC to exchange all issued and outstanding shares of common stock of Blue Cube Spinco Inc., par value $0.001 per share, which will be converted into shares of Olin Corporation common stock, par value $1 per share, for tendered shares of TDCC common stock pursuant to the guaranteed delivery procedures set forth in the Prospectus in the section entitled “This Exchange Offer—Terms of this Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures.”

Number of shares of TDCC common stock to be tendered and share certificate number(s) (if available):

(attach additional sheet if necessary)

Check box if shares of TDCC common stock will be tendered by book-entry transfer through an account maintained by The Depository Trust Company: ☐

Account Number:	(if known)

Dated:

Signature:
Registered Holder’s Signature(s)

Name(s) of Record Holder(s):
Please type or print your name(s) here

Address(es):
Please type or print address, including zip code

ODD-LOT SHARES

This section is to be completed ONLY if shares of TDCC common stock are being tendered by or on behalf of a person owning beneficially less than 100 shares of TDCC common stock who wishes to tender all such shares of TDCC common stock. Check one:

☐	By checking this box, I represent that I own beneficially less than 100 shares of TDCC common stock, am tendering all such shares, and do not wish to be subject to proration.

☐	By checking this box I represent that I am a broker, dealer, commercial bank, trust company or other nominee who (1) is tendering for the beneficial owners thereof shares of TDCC common stock with respect to which I am the record owner, (2) believes, based upon representations made to me by each such beneficial owner, that such owners each own beneficially less than 100 shares of TDCC common stock and are tendering all such shares of TDCC common stock, and (3) such owners do not wish to be subject to proration.

GUARANTEED DELIVERY

(Not to be used for signature guarantees)

The undersigned, a participant in the Securities Transfer Agents Medallion Program or an eligible guarantor institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (each of the foregoing, a “U.S. eligible institution”) (i) represents and guarantees that the above-named person(s) own(s) the shares of TDCC common stock tendered hereby within the meaning of Rule 14e-4 of the Exchange Act; (ii) represents and guarantees that the tender of such shares of TDCC common stock complies with Rule 14e-4 of the Exchange Act; and (iii) guarantees to deliver to the exchange agent within three New York Stock Exchange trading days after the date hereof (a) all shares of TDCC common stock tendered hereby, in proper form for transfer (or, with respect to shares tendered through The Depository Trust Company, a confirmation of book-entry transfer with respect to such shares of TDCC common stock into the exchange agent’s account at The Depository Trust Company), (b) the Letter of Transmittal, properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered through The Depository Trust Company, an agent’s message (as defined in the Prospectus—Offer to Exchange) and (c) any other required documents.

The U.S. eligible institution that completes this form must communicate the guarantee to the exchange agent and must deliver the Letter of Transmittal and certificates for shares of TDCC common stock, or confirmation of book-entry transfer and an agent’s message, and any other required documents to the exchange agent within the time period set forth herein. Failure to do so could result in a financial loss to such U.S. eligible institution.

Name of Firm:

Address:

(Zip Code)

Telephone No.(s): ( )

Authorized Signature:

Printed Name:

Title:

Dated:

Please Type or Print

DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES, IF ANY, SHOULD BE SENT TO THE EXCHANGE AGENT WITH THE LETTER OF TRANSMITTAL (UNLESS A CONFIRMATION OF BOOK-ENTRY TRANSFER IS USED FOR SHARES TENDERED THROUGH THE DEPOSITORY TRUST COMPANY).

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